EXHIBIT 10.1

                              CONSULTING AGREEMENT

     THIS AGREEMENT is effective as of May 4, 1999 between Select Comfort Corporation, a Minnesota corporation (the "Company"), and Lawrence P. Murphy (the "Consultant").

     WHEREAS, the Consultant has been nominated for election to serve as a member of the Board of Directors of the Company (the "Board") with a term expiring at the 2002 annual shareholders' meeting; and

     WHEREAS, the Company also desires to engage the Consultant to perform certain consulting and strategic advisory services in order to benefit from the Consultant's management experience and abilities, and the Consultant desires to accept such engagement, all upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Consultant, each intending to be legally bound, agree as follows:

     1.  ENGAGEMENT AND DUTIES.

     (a) BOARD SERVICE. The Consultant agrees to serve as a member of the Board for an initial term commencing at the 1999 annual shareholders' meeting and expiring at the 2002 annual shareholders' meeting or until his successor shall have been duly elected and qualified, subject to the earlier resignation of the Consultant at his discretion. The Company anticipates that the Board will have four regularly scheduled meetings per year, one or two of which per year will be held in California.

     (b) CONSULTING AND STRATEGIC ADVISORY SERVICES. Subject to all of the terms and conditions of this Agreement, the Company agrees to engage the Consultant to provide the Company with various consulting and strategic advisory services as described herein and the Consultant agrees to accept such engagement. During the term of this Agreement, the Consultant agrees to consult with the Board and the Company, and to provide such consulting and strategic advisory services to the Board and the Company as are consistent with the Consultant's expertise and experience, including without limitation, consulting and strategic advisory services with respect to: (i) overall strategic direction, (ii) acquisitions and new business development, (iii) corporate marketing and brand development and (iv) organizational structure and development, all as may be reasonably requested and further defined by the Board and agreed to by the Consultant.

     (c) TERM. The term of this Agreement will commence on the date of execution and delivery of this Agreement by each of the parties hereto and continue through the Company's annual shareholders' meeting in 2001.

     (d) TIME COMMITMENT. During the first year of the term of this Agreement expiring at the Company's annual shareholders' meeting in 2000, the Consultant agrees to devote up to twelve (12) days per semester, including reasonable travel time, to the performance


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     of the services  provided for in this Agreement.  During the second year of the term of this Agreement expiring at the Company's annual shareholders' meeting in 2001, the Consultant agrees to devote up to six (6) days per semester, including reasonable travel time, to the performance of the services provided for in this Agreement. Time spent in performance of duties as a director shall be deemed to be time devoted to the Consultant's duties hereunder. Time in excess of the foregoing base time commitment, as requested by the Company and on an as available basis for the Consultant, will be compensated at $7,500 per day. Meeting and travel times are subject to reasonable advance notice. Participation in Board meetings by telephone conference will be allowed when necessary.

     (e) NATURE OF RELATIONSHIP; AUTHORITY. The services to be rendered by the Consultant to the Company pursuant to this Agreement will be as an independent contractor, and this Agreement does not make the Consultant an employee, agent or legal representative of the Company for any purpose whatsoever, including without limitation participation in any benefits or privileges given or extended by the Company to its employees. No right or authority is granted to the Consultant to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company. The Company will not withhold from the amounts paid to the Consultant under this Agreement for any federal or state taxes, and the Consultant agrees that he will pay all taxes due on such amounts paid.

     (f) OTHER ENGAGEMENTS. Notwithstanding anything to the contrary contained in this Agreement, other than Section 5 hereof, nothing shall be construed to limit the ability of the Consultant to consult for or serve on the Board of Directors of such other corporations, trade associations, charitable organizations or other entities as the Consultant shall from time to time deem appropriate and to engage in such other activities as the Consultant shall reasonably deem not to be in conflict with his duties to the Company.

     2. TERMINATION. Subject to the respective continuing obligations of the Company and the Consultant under Sections 4, 5 and 6 of this Agreement:

     (a) This Agreement may be terminated by the Company immediately upon written notice to the Consultant "for cause," with the basis for termination specified in such notice. For purposes of this Agreement, "for cause" will mean (i) dishonesty, fraud, gross misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or its business, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) a material breach of any provision of this Agreement.

     (b) This Agreement may be terminated by the Company or the Consultant upon not less than ninety (90) days prior written notice without cause.

     (c) This Agreement will be automatically terminated upon the death of the Consultant.



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     3.  COMPENSATION.

     (a) CASH COMPENSATION FOR BOARD AND COMMITTEE MEETINGS. The Consultant will receive the cash compensation per Board meeting attended in person and per Board Committee meeting attended in person as is fixed from time to time by the Board of Directors for payment to non-employee directors of the Company, which compensation is currently $3,500 per Board meeting and $500 per Board Committee meeting.

     (b) MONTHLY RETAINER. In consideration of the Consultant's services under this Agreement, the Company will pay the Consultant a retainer of $8,333 per month payable on the 15th day of each month commencing May 15, 1999.

     (c) STOCK OPTIONS. In addition to the cash compensation and monthly retainer described above, and subject to the terms and conditions set forth below, the Consultant will be entitled to receive non-qualified stock options (i.e., options that are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) as follows:

          (i) BOARD SERVICE OPTIONS. In consideration of the Consultant's service on the Board, the Consultant will receive non-qualified stock options to purchase fifteen thousand (15,000) shares of the Common Stock of the Company at an exercise price equal to the average of the high and low trading prices of the Company's Common Stock on the date of the Consultant's election to the Board of Directors, which options will become exercisable in equal increments of one-twenty-fourth (1/24) of such number of options at the end of each of the first twenty-four (24) months of the Consultant's term of service on the Board of Directors so long as the Consultant continues to serve on the Board. The options provided under this Section 3(c)(i) that become exercisable will remain exercisable for a minimum period of five (5) years from the date hereof, regardless of continuing service on the Board, and thereafter, if the Consultant continues to serve on the Board beyond such 5-year period, will remain exercisable until the earlier of (A) ninety (90) days after the Consultant ceases to serve on the Board or (B) ten (10) years from the date hereof.

          (ii) CONSULTING SERVICES OPTIONS. In consideration of the consulting services to be provided by the Consultant hereunder, the Consultant will receive non-qualified stock options to purchase sixty thousand (60,000) shares of the Common Stock of the Company at an exercise price of $15.38 per share, which options will become exercisable in equal increments of one-twenty-fourth (1/24) of such number of options at the end of each of the first twenty-four (24) months of the term of this Agreement so long as the Consultant continues to serve as a consultant to the Company. The options provided under this Section 3(c)(ii) that become exercisable will remain exercisable for a minimum period of five (5) years from the date hereof, regardless of continuing service as a consultant to the



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          Company,  and  thereafter,  if the Consultant  continues to serve as a consultant to the Company beyond such 5-year period, will remain exercisable until the earlier of (A) ninety (90) days after the Consultant ceases to serve as a consultant to the Company or (B) ten
          (10) years from the date hereof.

          (iii) ACCELERATION OF VESTING UPON A CHANGE IN CONTROL. Upon a "Change in Control," as defined in the Company's 1997 Stock Incentive Plan, if the Consultant remains engaged as a director (in the case of the options provided under Section 3(c)(i) above) or consultant to the Company (in the case of the options provided under Section 3(c)(ii) above) immediately prior to such Change in Control, all of the foregoing options that have been provided under Sections 3(c)(i) or
          Section 3(c)(ii) above, as the case may be, and remain outstanding as of the date of such Change in Control will become immediately exercisable and will remain exercisable until the end of the 10-year term of such options, regardless of whether the Consultant continues to serve on the Board or as a consultant to the Company.

          (iv) DOCUMENTATION OF STOCK OPTIONS. All of the foregoing options will be evidenced by the Company's standard form of non-statutory stock option agreement, except as modified by the terms set forth above, including standard protection against dilution in the event of any stock split, stock dividend or similar recapitalization of the Company.

     (c) TRAVEL EXPENSES. The Company will pay or reimburse the Consultant for first class travel expenses for travel required for the performance of the Consultant's duties under this Agreement, whether as a member of the Board or as a consultant, provided that such expenses are incurred and properly accounted for in accordance with the Company's policies regarding reimbursement of travel expenses as may be in effect from time to time.

     4.  CONFIDENTIAL INFORMATION.

     (a) "Confidential Information," as used in this Section 6, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

          (i) trade secret or other proprietary information about the Company and its products; and

          (ii) proprietary information concerning any of the Company's past, current, or possible future products, including (without limitation) proprietary information about the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling or leasing.



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     Notwithstanding  anything  to  the  contrary  contained  herein,  the  term
     "Confidential Information" does not include information which (i) is or becomes available to the public other than as a result of a disclosure by the Consultant, (ii) was within the Consultant's possession prior to its being furnished to the Consultant by or on behalf of the Company pursuant to this Agreement, or (iii) becomes available to the Consultant on a non-confidential basis from a source other than the Company or its representatives.

     (b) The Consultant will not, either during or after his engagement by the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, except (i) as required in the performance of the Consultant's duties to the Company, (ii) as required to enforce this Agreement, or (iii) as otherwise required by law. When the Consultant's engagement with the Company ends, he will, upon the Company's request, promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in his possession, regardless of who prepared them.

     5. COMPETITIVE ACTIVITIES. The Consultant agrees that during the term of this Agreement and for a period of two (2) years after termination of this Agreement, regardless of the reason for such termination, he will not alone, or in any capacity with another firm:

     (a) directly or indirectly compete with the Company's business, as the Company has conducted it during the Consultant's engagement with the Company, within any state in the United States or any country in which the Company directly or indirectly markets or services products or provides services or reasonably plans or intends during Consultant's engagement period to market or service products or provide services; or

     (b) employ or attempt to employ any of the Company's then employees on behalf of any other entity competing with the Company.

     6. NO ADEQUATE REMEDY. The Consultant understands that if he fails to fulfill his obligations under Sections 4 and 5 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Consultant hereby consents to the specific enforcement by the Company of Sections 4 and 5 of this Agreement through an injunction or restraining order issued by an appropriate court.

     7. MISCELLANEOUS.

     (a) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either party without the other party's prior written consent.

     (b) MODIFICATION. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.



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     (c)  GOVERNING  LAW.  The laws of the State of  Minnesota  will  govern the validity, construction, and performance of this Agreement, without regard to the conflict of laws provisions of any jurisdictions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts for this purpose.

     (d) CONSTRUCTION. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

     (e) NON-WAIVER. No failure or delay by either the Company or the Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

     (f) COUNTERPARTS.   This   Agreement  may  be  executed   in  two  or  more
     counterparts, each of which will constitute an original, but all of which, when taken together, will constitute one and the same instrument.

     (g) ENTIRE AGREEMENT. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties hereto concerning the matters in this Agreement, including, without limitation, any policy or personnel manuals of the Company or any of its subsidiaries or affiliates.

     (h) NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and hand delivered or sent by registered first-class mail, postage prepaid, and will be effective upon receipt, if sent to the following address or such other address as either party will have notified the other party:

         If to the Company:           Select Comfort Corporation
                                      6105 Trenton Lane North
                                      Minneapolis, Minnesota 55442
                                      Attn: Chief Executive Officer

         If to the Consultant:        Lawrence P. Murphy
                                      1176 Loma Linda Drive
                                      Beverly Hills, CA 90210




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     IN WITNESS  WHEREOF,  the Company and the  Consultant  have  executed  this
Agreement as of the date first above written.

                                      SELECT COMFORT CORPORATION


                                      By:  /s/Daniel J. McAthie
                                      Its: President and Chief Executive Officer


                                      /s/Lawrence P. Murphy
                                      Lawrence P. Murphy


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